EXHIBIT 99.1

Cohen & Company Reports Fourth Quarter and Full Year 2009 Financial Results

Philadelphia, March 4, 2010 – Cohen & Company Inc. (the “Company”) (NYSE AMEX: COHN), a leading investment firm specializing in credit-related fixed income investments, reported financial results today for the quarter and year ended December 31, 2009.

Fourth Quarter Highlights:

•

We completed our merger with Alesco Financial (“AFN”), combining AFN’s capital structure and public listing with Cohen Brothers’ more diverse revenue stream and operating platform. We believe the combined company (Cohen & Company Inc.) will have enhanced financial and operating flexibility, a streamlined cost structure, and greater opportunities for profitable growth in the future. The merger was accounted for as a reverse acquisition with Cohen Brothers as the accounting acquirer. See “The Merger” below.

•

Adjusted operating income was $566,000 for the three months ended December 31, 2009. Adjusted pre-tax income was $2.6 million for the three months ended December 31, 2009. Adjusted operating income (loss) and adjusted pre-tax income (loss) are non-GAAP measures of performance. See the discussion of these non-GAAP measures of performance below. Also see the tables below for the reconciliations of these non-GAAP performance measures to their corresponding GAAP performance measures. Operating income (loss) was ($3.4) million for the three months ended December 31, 2009. Income (loss) before income taxes was ($1.3) million.

•

We continue to focus on staying as lean and efficient as possible. While we grew our headcount in the capital markets business, we were able to reduce our headcount in certain origination functions and support services, and by selling low margin business units that were unlikely to grow. We expect to realize further cost savings in 2010 particularly in the support services area, due to the elimination of duplicative positions and costs as a result of the merger.

Capital Markets

•

In November 2009, we served as advisor to GSME Acquisition Partners (“GSME”) in its $36 million initial public offering. We believe that this was the first successful initial public offering of a Special Purpose Acquisition Corporation (“SPAC”) in over a year. GSME will seek to complete an acquisition of a company based in China over the next year.

•

We recently received approval by the Federal Home Loan Bank (“FHLB”) Office of Finance for direct participation in underwriting FHLB debt. We are now able to further service our clients by having access as a principal to the daily sale of debt securities, including discount notes, fixed and variable rate bonds, and callable and fixed maturity bonds. Approval by the FHLB Office of Finance also allows us to partake in reverse inquiries to underwrite debt issuance via callable bonds, step-up bonds, bullet bonds and range notes, as well as a wide range of other structured products.

•

In mid-2009, we became a licensed Small Business Administration (“SBA”) pool assembler, authorized to securitize small business loans guaranteed under the SBA’s 7(a) program, a full faith and credit U.S. government guarantee. We believe that there are currently 13 active licensed SBA Pool Assemblers. In the fourth quarter, we commenced purchasing guaranteed business loans. We have since purchased 24 guaranteed SBA loans totaling $14 million in face amount and completed our first securitization.

•

We launched a comprehensive leveraged finance business encompassing banking, sales, trading, and research. This group includes 17 professionals and is already providing research coverage to over 30 companies as of March 1, 2010.

•

We continued to make investments in the areas in which we expect revenue growth. We have expanded our employee headcount in our capital markets segment from 35 as of December 31, 2008 to 76 as of December 31, 2009. Key metrics of our capital markets segment were as follows:

Capital Markets Metrics (dollars in thousands)

	Q4 2009	Q4 2008	Change	%
Net trading revenue	$12,247	$9,087	$3,160	35%
Number of trades	833	238	595	250%
Notional traded	$3,749,149	$978,626	$2,770,523	283%
Number of counterparties	240	99	141	142%

Asset Management

•

Our mortgage securities platform, Strategos, completed the initial close of $42.5 million of capital for a second Deep Value fund and also began managing $227 million of capital for a state retirement system. Our first Deep Value fund had a 45.4% return during 2009.

Chris Ricciardi, President, said, “It has been a busy and eventful quarter for Cohen & Company. I am especially proud of the fact that we completed the merger while not missing a beat in the continued execution of our plan to diversify our revenue streams and grow our capital markets business.”

Daniel Cohen, Chairman and CEO, said, “The completion of our merger with AFN was a real milestone for our Company. I am excited about our prospects as we leverage the capital and public-company status acquired through the merger to help us continue to execute our strategic plan.”

Statements of Operations

COHEN & COMPANY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(Dollars in thousands except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Revenues

Net trading	$12,247	$9,087	$44,165	$18,234
Asset management	7,364	15,824	31,148	63,844
New issue and advisory	591	18	1,816	7,249
Principal transactions and other income	1,950	(17,709)	6,957	(6,038)

Total revenues	22,152	7,220	84,086	83,289

Operating expenses

Compensation and benefits	17,662	13,527	70,519	53,115
Business development, occupancy, equipment	1,572	1,615	5,469	6,935
Professional services and other operating	5,673	4,780	16,666	14,393
Depreciation and amortization	624	1,005	2,543	4,023
Impairment of intangible asset	—	2,078	—	2,078

Total operating expenses	25,531	23,005	95,197	80,544

Operating income (loss)	(3,379)	(15,785)	(11,111)	2,745

Non operating income (expense)

Change in fair value of interest rate swap	—	(339)	6	(597)
Interest expense	(1,216)	(1,771)	(4,980)	(8,546)
Gain on sale of management contracts	3,130	—	7,746	—
Income (loss) from equity method affiliates	137	453	(3,455)	262

Income (loss) before income taxes	(1,328)	(17,442)	(11,794)	(6,136)
Income tax expense (benefit)	(291)	(844)	9	2,049

Net income (loss)	(1,037)	(16,598)	(11,803)	(8,185)
Less: Net loss attributable to the noncontrolling interest	(87)	(1,259)	(98)	(1,259)

Net loss attributable to Cohen & Company Inc.	$(950)	$(15,339)	$(11,705)	$(6,926)

Per Share Data:
Net loss attributable to Cohen & Company Inc. per share	$(0.10)	$(1.60)	$(1.21)	$(0.72)
Basic and fully diluted shares outstanding	9,723	9,598	9,639	9,591

Detail of compensation and benefits

Share-based compensation	$3,321	$1,326	$6,556	$6,177
Cash compensation and benefits	14,341	12,201	63,963	46,938

Total compensation and benefits	$17,662	$13,527	$70,519	$53,115

Reconciliation of adjusted operating income (loss) to operating income (loss)

Operating income (loss)	$(3,379)	$(15,785)	$(11,111)	$2,745
Depreciation and amortization	624	1,005	2,543	4,023
Impairment of intangible asset	—	2,078	—	2,078
Share-based compensation	3,321	1,326	6,556	6,177

Adjusted operating income (loss)	$566	$(11,376)	$(2,012)	$15,023

Reconciliation of adjusted pre-tax income (loss) to income (loss) before income taxes

Income (loss) before income taxes	$(1,328)	$(17,442)	$(11,794)	$(6,136)
Depreciation and amortization	624	1,005	2,543	4,023
Impairment of intangible asset	—	2,078	—	2,078
Share-based compensation	3,321	1,326	6,556	6,177

Adjusted pre-tax net income (loss)	$2,617	$(13,033)	$(2,695)	$6,142

Non-GAAP Measures

Adjusted operating income (loss) and adjusted pre-tax income (loss) are not financial measures recognized by generally accepted accounting principles (“GAAP”). Adjusted operating income (loss) represents operating income (loss), computed in accordance with GAAP, before depreciation and amortization, impairments of intangible assets, and share-based compensation expense. Adjusted pre-tax income (loss) represents income (loss) before income taxes, computed in accordance with GAAP, before depreciation and amortization, impairments of intangible assets, and share-based compensation expense. The items that have been excluded from adjusted operating income (loss) and adjusted pre-tax income (loss) are non-cash items.

We present adjusted operating income (loss) and adjusted pre-tax income (loss) in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income (loss) and adjusted pre-tax income (loss) help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, our management uses adjusted operating income (loss) and adjusted pre-tax income (loss) internally to evaluate the performance of our operations. Adjusted operating income (loss) and adjusted pre-tax income (loss), as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income (loss) and adjusted pre-tax income (loss) should not be assessed in isolation from or construed as substitutes for operating income (loss) or income (loss) before income taxes prepared in accordance with GAAP, which do in fact reflect the financial results of our business. Adjusted operating income (loss) and adjusted pre-tax income (loss) are not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Balance Sheet

COHEN & COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,
	2009	2008
Assets
Cash and cash equivalents	$69,692	$31,972
Receivables	4,268	9,890
Due from related parties	1,255	8,449
Receivables under resale agreements	20,357	—
Investments-trading	135,428	16,774
Other investments, at fair value	43,647	59,804
Goodwill	9,551	8,728
Other assets	15,244	22,036

Total assets	$299,442	$157,653

Liabilities
Accounts payable and other liabilities	$13,039	$8,688
Due to broker	13,491	—
Accrued compensation	7,689	11,823
Due to related parties	—	135
Trading securities sold, not yet purchased	114,712	—
Deferred income taxes	10,899	—
Debt	61,961	76,094

Total liabilities	221,791	96,740

Stockholders’ Equity
Common Stock	10	—
Additional paid-in capital	58,121	—
Cohen Brothers, LLC members’ equity	—	51,622
Accumulated other comprehensive loss	(1,292)	(1,725)
Accumulated deficit	(170)	—
Treasury stock, at cost; 50,400 shares of Common Stock	(328)	—

Total Cohen & Company Inc. stockholders’ equity	56,341	49,897

Noncontrolling interest	21,310	11,016

Total stockholders’/members’ equity	77,651	60,913

Total liabilities and stockholders’/members’ equity	$299,442	$157,653

The Merger

On December 16, 2009, Cohen Brothers completed its merger with AFN. In accordance with GAAP, the transaction was accounted for as a reverse acquisition and Cohen Brothers was deemed the accounting acquirer. Cohen Brothers’ net assets were carried forward at their existing accounting basis and all of AFN’s assets and liabilities were revalued at fair value as of the acquisition date. The consolidated financial statements of the Company as of December 31, 2009 and 2008 and for each of the two years in the period ended December 31, 2009 include the operations of Cohen Brothers from January 1, 2008 through December 16, 2009 and the combined operations of the merged company from December 17, 2009 through December 31, 2009.

The following table summarizes the calculation of the fair value of consideration transferred by Cohen Brothers to acquire AFN (dollars in thousands except per share data):

AFN shares issued and outstanding	6,015,194
Less: Unvested restricted shares	(36,109)

Total shares subject to acquisition	5,979,085
Multiplied by	$6.50	(a)

	$38,864

(a)	Represents the closing stock price of AFN on December 16, 2009, adjusted for the AFN 1-for-10 reverse stock split effectuated on December 16, 2009.

The following table summarizes the amounts of identified assets acquired and liabilities assumed at the acquisition date (dollars in thousands):

Total Estimated Fair Value
Assets acquired:
Cash and cash equivalents	$76,938
Receivables	89
Investments-trading	119,280
Other investments, at fair value	974
Other assets	2,826
Liabilities assumed:
Accounts payable and other liabilities	(4,488)
Due to broker	(5,105)
Due to related parties	(422)
Securities sold, not yet purchased	(98,536)
Deferred income taxes	(10,899)
Debt	(42,616)

Net equity	38,041
Purchase price for net assets acquired	38,864

Goodwill	$823

The allocation of the purchase price to the consolidated assets and liabilities of AFN resulted in goodwill of $823 (which is the difference between the fair value of AFN’s net assets and its market capitalization as of December 16, 2009).

Upon the completion of the merger, holders of Cohen Brothers membership units who elected not to convert their membership units to AFN shares directly hold approximately 33.8% of the membership units in Cohen Brothers, which is our sole operating subsidiary. This 33.8% ownership interest in Cohen Brothers is accounted for as a noncontrolling interest. Below is a summary of the amounts allocated to the noncontrolling interests at the acquisition date (dollars in thousands):

Cohen Brothers’ historical members’ equity as of December 16, 2009	$38,731
Noncontrolling unit holders’ interests in Cohen Brothers’ historical balance sheet (pre-combination)	54.97%

Allocation of members’ equity at date of Merger		$21,291
Post combination net loss	(257)
Noncontrolling unit holders’ ownership percentage in Cohen & Company Inc.	33.8%

Allocation of post combination loss to noncontrolling interests		(87)

Post combination equity-based compensation	313
Noncontrolling unit holders’ ownership percentage in Cohen & Company Inc.	33.8%

Allocation of post combination equity-based compensation to noncontrolling interests		106

Noncontrolling interest as of December 31, 2009		$21,310

Variable Interest Entities (VIEs)

As a result of the merger, we acquired interests in various securitization structures that were previously determined to be VIEs, as defined by GAAP. In most cases, these were the most junior interests in the securitization structures. In accordance with the applicable accounting guidance governing the consolidation of VIEs, AFN had, since inception, been required to consolidate these VIEs. Between the date of AFN’s initial determination that it was required to consolidate these VIEs and the date of the merger, these VIEs had suffered unprecedented levels of defaults and losses. The losses were so severe that they resulted in substantial impairment in the value and cash flows earned by the junior interests held by AFN. In many cases, the interests held by AFN were generating no cash flows and the securities held by AFN were deemed to be worthless or severely impaired. AFN continued to consolidate these VIEs because the provisions of the accounting guidance do not allow a reconsideration of consolidation status solely based on deterioration of the value or operations of the VIE. However, the merger was a reconsideration event. Upon closing the merger, we concluded that we were no longer required to consolidate these VIEs going forward. Therefore, our interests in these VIEs are now carried as investments on our balance sheet in either the investments-trading or other investments, at fair value line items.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of our business, our revenues and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and therefore will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

Forward-Looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negatives thereof or variations thereon, or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties, and assumptions and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied in the forward-looking statements. These factors include, but are not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.cohenandcompany.com/sec-filings. Risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, and (g) competitive pressure. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Cohen & Company

Cohen & Company is a leading investment firm specializing in credit-related fixed income investments. Cohen & Company was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown over the past ten years into a more diversified fixed income specialist. Our primary operating segments are Capital Markets and Asset Management. Our Capital Markets segment consists of credit-related fixed income sales and trading as well as new issue placements in corporate and securitized products. Our Asset Management segment manages assets through listed and private companies, funds, managed accounts, and collateralized debt obligations. As of December 31, 2009, we manage approximately $16.2 billion in credit-related fixed income assets in a variety of asset classes, including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities.

Conference Call

Management will hold a conference call at 9:00 am, EST on March 4, 2010 to discuss these results. The conference call will be available via webcast. Interested parties can access the live webcast by clicking the webcast link on Cohen & Company’s homepage at www.cohenandcompany.com. Those wishing to listen to the conference call with operator assistance can dial 866-510-0711 (domestic) or 617-597-5379 (international), participant pass code 89168746, or request the Cohen & Company earnings call. A recording of the call will be available for two weeks following the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international), participant pass code 45729980.

Contact:

Investors:	Media:
Cohen & Company Inc.	Kekst and Company
Joseph W. Pooler, Jr., 215-701-8952	Michael Herley, 212-521-4897
Chief Financial Officer	Michael-herley@kekst.com
investorrelations@cohenandcompany.com